Exhibit 4.8(e)

AMENDMENT NO. 5 TO AMENDED AND

RESTATED CREDIT AGREEMENT

AMENDMENT dated as of June 25, 2004 to the Amended and Restated Credit Agreement dated as of June 27, 2002 (as heretofore amended, the “Credit Agreement”) among LYONDELL CHEMICAL COMPANY, a Delaware corporation (the “Borrower”); the LENDERS from time to time party thereto; BANK OF AMERICA, N.A. and CITIBANK, N.A., as Co-Syndication Agents; SOCIETE GENERALE and UBS WARBURG LLC, as Co-Documentation Agents; and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the “Administrative Agent”).

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Amended Definitions. (a) The following definitions in Section 1.01 of the Credit Agreement are amended to read in their entirety as follows:

“Acquisition” means the acquisition by the Borrower, directly or indirectly, of ARCO Chemical and of Millennium.

“Borrower Joint Ventures” means Equistar, LCR, Millenium and any Future Joint Venture, and “Borrower Joint Venture” means any of them, as the context may require.

“Distributable Cash Flow” means with respect to any Borrower Joint Venture or non-wholly owned Subject Assets Transferee for any period, an amount equal to the lesser of “A” or “B” where:

“A” equals the greater of (i) zero and (ii) the Borrower’s direct and/or indirect share of the cash from operations (as defined in accordance with GAAP and adjusted to exclude the effect of any extraordinary gain or loss) of such Person for such period minus the Borrower’s direct and/or indirect share of the gross capital expenditures of such Person for such period; and

“B” equals the greater of (i) zero and (ii) cash distributions by such Person to the Borrower or a JV Subsidiary during such period (including repayment of Investments made in such Person by the Borrower or a Subsidiary) less the aggregate amount of Investments made by the Borrower or a Subsidiary in such

Person during such period (other than Investments permitted by clause (B) of Section 5.24 and clause (ii) of the proviso to Section 5.24). For purposes of calculations hereunder, Investments made within 45 days after the end of a Fiscal Year as contemplated by clause (i) of the proviso to Section 5.24 shall be deemed made during such preceding Fiscal Year.

(b) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition therein in correct alphabetical order:

“Millennium” means Millennium Chemicals, Inc., a Delaware corporation.

(c) The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended by deleting the second parenthetical phrase in clause (i) of such definition and by inserting the parenthetical phrase “(other than Occidental Chemical Corp. and/or its affiliates)” in place thereof.

(d) The definition of “Equistar” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “Millennium Chemicals Corp.” therein and inserting the word “Millennium” in place thereof.

(e) The definition of “Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase “or any Subsidiary of a Borrower Joint Venture” at the end thereof.

(f) Clause (c) of Section 1.02 of the Credit Agreement is hereby amended by deleting the word “and” in the parenthetical phrase therein, inserting a comma in place thereof, and inserting the phrase “and (iii) the acquisition of Millennium” at the end of such parenthetical phrase.

SECTION 3. Amendments to Article 5. (a) Clause (b) of Section 5.16 of the Credit Agreement is hereby amended by adding the phrase “to the extent permitted by Section 5.24” at the end thereof.

(b) Clause (iv) of Section 5.19(d) of the Credit Agreement is hereby amended by inserting therein the phrase “other than any Subsidiary of Millennium” immediately following the term “JV Subsidiary”.

(c) Article 5 of the Credit Agreement is hereby amended by adding new Section 5.24 as follows:

SECTION 5.24. Investments in Borrower Joint Ventures. The Borrower will not, and will not permit any Subsidiary to, make any Investment in any Borrower Joint Venture if (i) at the time thereof or immediately after giving effect thereto, a Default would exist or (ii) if the aggregate amount of such Investments made on and after July 1, 2004 would exceed the sum of (A) $100,000,000 plus (B) the aggregate Net Cash Proceeds of Equity Issuances on or after July 1, 2004 (other than any Equity Issuance the

Net Cash Proceeds of which have been or will be used to make a prepayment of Debt pursuant to Section 5.15); provided that (i) the Borrower and its Subsidiaries may make Investments in any Borrower Joint Venture during any Fiscal Year or within 45 days after the end of such Fiscal Year in amounts that, together with all other Investments made in such Borrower Joint Venture in respect of such Fiscal Year in reliance on this proviso during such Fiscal Year or within 45 days after the end of such Fiscal Year, do not exceed the amount of dividends or distributions previously paid in respect of such Fiscal Year to the Borrower or any Subsidiary by such Borrower Joint Venture and (ii) the Borrower may issue shares of its common stock upon conversion of Millennium’s 4.000% Convertible Debentures due 2023 (and amounts of Investments permitted by this proviso shall not be taken into account for purposes of clauses (A) and (B)). For the purposes of calculations under clause (i) of the preceding proviso, Investments made within 45 days after the end of a Fiscal Year shall be deemed made during such preceding Fiscal Year.

SECTION 4. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true in all material respects on and as of the Amendment Effective Date (as defined below) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Default will have occurred and be continuing on such date.

SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7. Effectiveness. This Amendment shall become effective on the first date when, and simultaneously with the time upon which, the following conditions are met (the “Amendment Effective Date”):

(a) the Administrative Agent shall have received counterparts hereof signed by each of the Required Lenders and the Borrower (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

(b) the Administrative Agent and the Arrangers shall have received payment of all amendment fees, other costs, fees and expenses (including, without limitation, reasonable legal fees and expenses for which invoices shall have been submitted to the Borrower) and other compensation due and payable to any of the foregoing on or prior to the Amendment Effective Date in connection with the Loan Documents; and

(c) the Borrower’s acquisition of Millennium Chemicals, Inc. shall have been consummated.

Promptly after the Amendment Effective Date occurs, the Administrative Agent shall notify the Borrower, the other Agents and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LYONDELL CHEMICAL COMPANY

By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Vice President and Treasurer

Bank One, N.A. (Chicago Office)

By:	/s/ Jane Bek Keil
Name: Jane Bek Keil
Title: Director

Bank of America, N.A.

By:	/s/ Richard L. Stein
Name: Richard L. Stein
Title: Principal

THE BANK OF NEW YORK

By:	/s/ Raymond J. Palmer
Name: Raymond J. Palmer
Title: Vice President

The Bank of Nova Scotia

By:	/s/ Nadine Bell
Name: Nadine Bell
Title: Senior Manager

Citibank, N.A., Individually and as Co- Syndication Agent

By:	/s/ Carolyn Sheridan
Name: Carolyn Sheridan
Title: Managing Director & Vice President

Crédit Industriel et Commercial

By:	/s/ Sean Mounier
Name: Sean Mounier
Title: First Vice President

By:	/s/ Marcus Edward
Name: Marcus Edward
Title: Vice President

Costantinus Eaton Vance CDO V, Ltd. By: Eaton Vance Management, as Investment Advisor

By:	/s/ Payson E. Swaffield
Name: Payson F. Swaffield
Title: Vice President

Eaton Vance CDO III, Ltd. By: Eaton Vance Management, as Investment Advisor

By:	/s/ Payson E. Swaffield
Name: Payson E. Swaffield
Title: Vice President

Grayson & Co By: Boston Management and Research, as Investment Advisor

By:	/s/ Payson E. Swaffield
Name: Payson E. Swaffield
Title: Vice President

Senior Debt Portfolio By: Boston Management and Research, as Investment Advisor

By:	/s/ Payson E. Swaffield
Name: Payson E. Swaffield
Title: Vice President

JPMorgan Chase Bank

By:	/s/ Stacey L. Haimes
Name: Stacey L. Haimes
Title: Vice President

Societe Generale

By:	/s/ Graeme Bullen
Name: Graeme Bullen
Title: Vice President

Galaxy CLO 1999-1, Ltd. By: AIG Global Investment Corp. As Collateral Manager

By:	/s/ W. Jeffrey Baxter
Name: W. Jeffrey Baxter
Title: Vice President

SunAmerica Life Insurance Company By: AIG Global Investment Corp. As Collateral Manager

By:	/s/ W. Jeffrey Baxter
Name: W. Jeffrey Baxter
Title: Vice President

UBS AG, Stamford Branch

By:	/s/ Saltoz Sikka
Name: Saltoz Sikka
Title: Associate Director Banking Products Services, US

By:	/s/ Wilfred V. Saint
Name: Wilfred V. Saint
Title: Director Banking Products Services, US

VAN KAMPEN CLO I, LIMITED By: Van Kampen Investment Advisory Corp, as Collateral Manager

By:	/s/ Christina Jamieson
Name: Christina Jamieson
Title: Executive Director

VAN KAMPEN CLO II, LIMITED By: Van Kampen Investment Advisory Corp, as Collateral Manager

By:	/s/ Christina Jamieson
Name: Christina Jamieson
Title: Executive Director

VAN KAMPEN SENIOR INCOME TRUST By: Van Kampen Investment Advisory Corp.

By:	/s/ Christina Jamieson
Name: Christina Jamieson
Title: Executive Director

VAN KAMPEN SENIOR LOAN FUND By: Van Kampen Investment Advisory Corp.

By:	/s/ Christina Jamieson
Name: Christina Jamieson
Title: Executive Director

WINDSOR LOAN FUNDING, LIMITED

By:	/s/ Christopher A. Bondy
Name:	Christopher A. Bondy
Title:	Partner

Bedford CDO, Limited By: Pacific Investment Management Company LLC, as its Investment Advisor

By:	/s/ Mohan V. Phansalkar
Name:	Mohan V. Phansalkar
Title:	Title: Managing Director

Clydesdale CLO 2001-1, Ltd. By: NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC., AS COLLATERAL MANAGER

By:	/s/ Richard W. Stewart
Name:	Richard W. Stewart
Title:	Managing Director

DELANO Company By: Pacific Investment Management Company LLC, as its Investment Advisor

By:	/s/ Mohan VG. Phansalkar
Name:	Mohan VG. Phansalkar
Title:	Managing Director

ML CLO XII PILGRIM AMERICA (CAYMAN) LTD. By: ING Investments, LLC as its investment manager

By:	/s/ Charles LeMieux, OFA
Name:	Charles LeMieux, OFA
Title:	Vice President

ML CLO XV PILGRIM AMERICA (CAYMAN) LTD. By: ING Investments, LLC as its investment manager

By:	/s/ Charles LeMieux, OFA
Name:	Charles LeMieux, OFA
Title:	Vice President

ML CLO XX PILGRIM AMERICA (CAYMAN) LTD. By: ING Investments, LLC as its investment manager

By:	/s/ Charles LeMieux, OFA
Name:	Charles LeMieux, OFA
Title:	Vice President

ROYALTON COMPANY By: Pacific Investment Management Company LLC, as its Investment Advisor

By:	/s/ Mohan V. Phansalkar
Name:	Mohan V. Phansalkar
Title:	Managing Director

SunAmerica Senior Floating Rate Fund Inc. By: Stanfield Capital Partners LLC, as Subadvisor

By:	/s/ Christopher A. Bondy
Name:	Christopher A. Bondy
Title:	Partner